Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Roberts Realty Investors, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ROBERTS REALTY INVESTORS, INC.
450 Northridge Parkway, Suite 302
Atlanta, Georgia 30350

October 15, 2013

Dear Shareholders:

I cordially invite you to attend our annual meeting of shareholders of Roberts Realty Investors, Inc. at 9:00 a.m. EST, on Tuesday, November 19, 2013 at Villa Christina at Perimeter Summit located at 4000 Summit Boulevard, Atlanta, Georgia 30319. Enclosed are the Notice of Annual Meeting of Shareholders and Proxy Statement, which contain information regarding the proposals on which our shareholders will vote at our annual meeting. You will note that we have two new proposals as required by the SEC's rules that apply to smaller reporting companies. These proposals are described in detail in the attached Proxy Statement. A copy of our 2012 Annual Report to Shareholders with our Form 10-K for 2012 is also enclosed for your convenience.

Regardless of whether or not you plan to attend our annual meeting, I would appreciate your taking the time to complete, sign, and promptly return the enclosed proxy card. A postage-paid envelope is enclosed for your convenience. If you hold your shares in "street name," please note that banks, brokers, and other nominees do not have the authority to vote your shares for the election of directors without instructions from you. Accordingly, please provide voting instructions to your bank, broker, and other nominee, so that your shares may be voted.

Your vote is important, and I appreciate the time and consideration that I am sure you will give it.

Sincerely,

/s/ Charles S. Roberts

Charles S. Roberts
Chief Executive Officer

ROBERTS REALTY INVESTORS, INC.
450 Northridge Parkway, Suite 302
Atlanta, Georgia 30350

October 15, 2013

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 19, 2013

The annual meeting of shareholders of Roberts Realty Investors, Inc. will be held at 9:00 a.m. EST, on Tuesday, November 19, 2013 at Villa Christina at Perimeter Summit located at 4000 Summit Boulevard, Atlanta, Georgia 30319, for the following purposes:

  (1)
  to elect two directors to serve three-year terms;

  (2)
  to conduct an advisory vote on the compensation of our named executive officers;

  (3)
  to conduct an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

  (4)
  to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for 2013; and

  (5)
  to transact any other business that properly comes before the meeting or any adjournment of it.

The directors set the close of business on October 8, 2013 as the record date to determine the shareholders who are entitled to vote at the annual meeting.

Under the applicable rules of the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet.

If you do not expect to attend the meeting in person, please mark, sign, and date the enclosed proxy card and return it in the accompanying postage-paid envelope.

/s/ Charles R. Elliott

Charles R. Elliott
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 19, 2013.
This Notice of Annual Meeting and Proxy Statement and our 2012 Annual Report to Shareholders are also available online at http://robertsrealtyinvestors.investorroom.com.

PROXY STATEMENT
FOR
THE ANNUAL MEETING OF SHAREHOLDERS
OF ROBERTS REALTY INVESTORS, INC.
TO BE HELD ON NOVEMBER 19, 2013

VOTING PROCEDURES

Who is asking for your vote?

              The board of directors of Roberts Realty is soliciting the proxy for use at the annual meeting on November 19, 2013. If the meeting is adjourned, we may also use the proxy at any later meetings for the purposes stated in the notice of the annual meeting.

What items will be voted on at the annual meeting?

              Four matters are scheduled for a vote:

  •
  the election of two directors to serve three-year terms;
  •
  an advisory vote on the compensation of our named executive officers;
  •
  an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and
  •
  the ratification of the appointment of CohnReznick LLP ("CohnReznick") as our independent registered public accounting firm for 2013.

              As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. As a smaller reporting company under applicable SEC rules, we are conducting shareholder votes on "say-on-pay" and "frequency-of-say-on-pay" for the first time this year.

How do your directors recommend that you vote?

              The directors recommend that you vote:

  •
  FOR the election of the nominees for director;
  •
  FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement;
  •
  FOR holding the advisory vote on executive compensation every year; and
  •
  FOR the ratification of the appointment of CohnReznick as our independent registered public accounting firm for 2013.

Who is eligible to vote?

              Shareholders of record at the close of business on October 8, 2013 are entitled to be present and to vote at the annual meeting or any adjourned meeting. We are mailing these proxy materials to shareholders on or about October 15, 2013.

What are the rules for voting?

              As of the record date, we had 10,014,582 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of common stock vote as a single class.

              You may vote:

  •
  By mail – by signing your proxy card and mailing it in the enclosed preaddressed, postage-paid envelope. If you receive more than one proxy card, it means that you have multiple accounts at our transfer agent or with your stockbrokers. Please sign and return all proxy cards to be sure that all your shares are voted.
  •
  In person at the meeting.  We will pass out written ballots to any shareholder of record who wants to vote at the meeting. If you hold your shares through a brokerage account, however, you may not vote at the meeting by ballot. Instead, you must request a legal proxy from your stockbroker to vote at the meeting.

              Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

              As of the date of this proxy statement, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the directors' discretion on any of the following matters:

  •
  Any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our shareholders.
  •
  The election of any person as a director in lieu of any person nominated if a nominee is unable to serve or for good cause will not serve. We do not contemplate that either of our nominees will be unable to serve.
  •
  Matters incident to the conduct of the meeting.

              A majority of our outstanding shares of common stock as of the record date must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes "for" or "against" and all votes to "withhold authority" will be counted. Shares will be counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting. If a quorum is present, abstentions will have no effect on the voting for directors.

              If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use to direct the broker or nominee how to vote your shares. The voting instruction card may provide various alternative voting methods, such as via the Internet, by telephone, or by mail.

              If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers' unvoted shares on certain "routine" matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 4 – the ratification of the appointment of CohnReznick as our independent registered public accounting firm for 2013, but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee, so that your shares may be voted on all other proposals.

              When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as "broker non-votes." Shares represented by broker non-votes will be counted in determining whether there is a quorum.

              Our directors are elected by plurality, provided a quorum is present. The proxies given for the annual meeting may not be voted for more than two directors. Shareholders do not have cumulative voting rights or dissenters' rights. For any other matter coming before the meeting, the matter will be deemed to be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

              If you are a shareholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy card, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing, dating, and returning another proxy card with a later date;
  •
  voting in person at the meeting; or
  •
  giving written notice to our corporate Secretary, Mr. Charles R. Elliott.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

How will we solicit proxies, and who will pay for the cost of the solicitation?

              We will solicit proxies principally by mailing these proxy materials to our shareholders, but our directors, officers, and employees may also solicit proxies by telephone or in person. We will pay all of the costs of soliciting proxies, which primarily include the costs of preparing, printing, and mailing these proxy materials.

How can a shareholder propose business to be brought before next year's annual meeting?

              We must receive any shareholder proposals intended to be presented at our 2014 annual meeting of shareholders on or before July 22, 2014 for a proposal to be eligible to be included in the proxy statement and form of proxy to be distributed by the board of directors for that meeting. We must receive any shareholder proposals intended to be presented from the floor at our 2014 annual meeting of shareholders not less than 60 days before the meeting, except that if we give less than 40 days notice or prior public disclosure of the date of the meeting, we must receive the proposal not later than the close of business on the 10th day following the day on which we mail notice of the date of the meeting or publicly disclose the date.

Directions to the Annual Meeting of Shareholders

              The annual meeting of shareholders will be held at 9:00 a.m. EST, on Tuesday, November 19, 2013 at Villa Christina at Perimeter Summit located at 4000 Summit Boulevard, Atlanta, Georgia 30319. The meeting facility is located south of the intersection of Ashford Dunwoody Road and I-285. From that intersection, proceed south on Ashford Dunwoody Road to Lake Hearn Drive NE, the first road on the right. Turn right on Lake Hearn Drive NE, then turn left on Parkside Place. Take the first right on Summit Drive, and Villa Christina will be on your left.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Executive Officers

              The following table provides information about our directors and executive officers as of the date of this proxy statement.

Name	Age	Term as Director Expires	Position

Charles S. Roberts	67	2015	Chairman of the Board, Chief Executive Officer, and President
John L. Davis	48	2013	Director, Chairman of the Compensation Committee and Member of Audit Committee and Nominating and Governance Committee
Charles R. Elliott	60	2015	Director, Chief Financial Officer, Secretary, and Treasurer
Weldon R. Humphries	76	2013	Director, Member of Audit Committee and Compensation Committee
Wm. Jarell Jones	65	2014	Director, Chairman of Audit Committee and Chairman of Nominating and Governance Committee, Member of Compensation Committee

Nominees for Election as Directors

              This section gives information about the two nominees for election as a director of Roberts Realty: Mr. John L. Davis and Mr. Weldon R. Humphries, each of whom is currently a director of Roberts Realty. Our Nominating and Governance Committee has recommended that each of Mr. Davis and Mr. Humphries should be reelected to the board for a term expiring at the 2016 annual meeting of shareholders at which a successor shall be elected and shall qualify.

The board of directors recommends a vote FOR each nominee.

              Our articles of incorporation require the board of directors to be divided into three classes as nearly equal in number as possible, and we have three other directors. The term of office of Mr. Wm. Jarell Jones expires at the annual meeting in 2014, and the terms of office of Mr. Charles S. Roberts and Mr. Charles R. Elliott expire at the annual meeting in 2015.

Biographical Information for Nominees for Director

              If elected, each Mr. Davis and Mr. Humphries will serve for his three-year term and until his successor is elected and qualified. Each of Mr. Davis and Mr. Humphries has agreed to serve as a director if elected.

              John L. Davis, a director since November 2008, has more than 20 years of experience in the commercial banking industry. Mr. Davis has been an Executive Vice President, Capital Markets – Real Estate Investment Banking, with Jones Lang LaSalle in Atlanta since June 2013. In that role at Jones Lang

LaSalle, he focuses on loan originations for the office and retail property sectors. Mr. Davis is also President of Bravo Realty Consulting, Inc., a company that he formed in 2007 to provide consulting services for small and middle market real estate companies seeking debt and equity. In 2011, he co-founded Spring Street Capital, LLC, a commercial real estate mortgage banking company. From May 2005 to November 2007, he served as a Senior Director of Wrightwood Capital, a structured debt and equity provider. Prior to 2005, he was a Senior Vice President with Compass Bank for 10 years. During his tenure with Compass Bank, Mr. Davis was our relationship manager and was involved in all facets of our business relationship with Compass Bank. Prior to joining Compass Bank, he was a banker for seven years with Hibernia Bank in New Orleans. Mr. Davis has also been a principal in Sacred Heart Management, LLC, a healthcare management and investment company, since 1999.

              The nominating and governance committee of our board of directors has concluded that Mr. Davis should serve as a director because he has extensive banking experience, particularly as a real estate lender. This experience is particularly valuable to us as we extend our current financing and seek to obtain new financing for the construction of new multifamily apartment communities. The committee also values his extensive business experience and his substantial knowledge about our business and properties. The committee also took into account that he is "independent" under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards and that his financial expertise qualifies him to serve on our audit committee.

              Weldon R. Humphries, a director since December 2011, had a distinguished twenty-year career with Manor Care, Inc. and subsidiary companies (Choice Hotels International and SunBurst Hospitality Corp.) where he served as Senior Vice President of Real Estate and Development from 1978 – 1998. He was responsible for asset management, acquisitions, and development for all three companies. During his tenure, each company was listed on the New York Stock Exchange.

              Mr. Humphries earned a BBA from the University of Houston, an MBA from the University of Hartford, and served as an officer in the United States Marine Corps before starting his career in the field of real estate and finance. He began his career in commercial mortgage lending at Connecticut General Life Insurance Company and later became Vice President and head of real estate for Arvida Corporation, one of Florida's largest land owners/developers. He was subsequently selected by Republic Mortgage Investors, a REIT, to head its real estate portfolio as Vice President of Investments before joining Manor Care. Mr. Humphries is also a licensed real estate broker, has taught real estate appraisal and mortgage banking courses, and has been a guest speaker at numerous real estate and investment seminars and at the National Association of Home Builders.

              The nominating and governance committee of our board of directors has concluded that Mr. Humphries should serve as a director because of his extensive experience as a real estate executive, commercial mortgage banker, and real estate investor. His commercial mortgage banking background is of particular value as we extend our current financing and seek to obtain new financing for the construction of new multifamily apartment communities. The committee also took into account that Mr. Humphries is "independent" under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards and that his financial expertise qualifies him to serve on our audit committee.

Biographical Information for Continuing Directors

              Charles S. Roberts has served as our Chairman of the Board, Chief Executive Officer, and President since he founded the company in 1994. Mr. Roberts owns, directly or indirectly, all of the outstanding stock of, and is the president and sole director of, each of the Roberts Companies.

              In 1970, Mr. Roberts established Roberts Properties, Inc. to develop, construct, and manage multifamily apartment communities. Mr. Roberts and Roberts Properties have won numerous local, regional, and national awards for the development of these communities. Mr. Roberts has been a national speaker on the topic of developing upscale multifamily housing and has been recognized as a leader in this industry. On a regional level, Roberts Properties has been awarded 21 prestigious Aurora Awards by the Southeast Builders Conference; including eight times for the best rental apartment community. Roberts Properties has also been awarded the coveted Golden Aurora Award for best overall development in the Southeast. On a national level, Roberts Properties Management has been recognized as the Property Management Company of the Year by the National Association of Home Builders and Roberts Properties has twice been awarded the prestigious Pillars of the Industry Award from the National Association of Home Builders for the best upscale apartment community.

              Mr. Roberts served as chairman of the board of directors of Big Trees Forest Preserve, a 30-acre urban forest in Sandy Springs, Georgia dedicated to conservation, preservation, and education, from 2006 to 2009. During this period, he personally donated over $100,000 to the Preserve in support of its mission. Additionally, in January 2012, Mr. Roberts was appointed to the City of Sandy Springs Economic Development Council and in October 2012, he was appointed to the City of Sandy Springs Design Review Board.

              As a result of his experience in design, development, and construction, coupled with his knowledge of architectural history, Mr. Roberts was appointed as a commissioner to the Landmarks Preservation Commission of the historic Town of Palm Beach, Florida. He served as a Landmarks Preservation Commissioner from 2007 through 2010.

              Mr. Roberts supports numerous charitable organizations and has participated in a wide variety of philanthropic endeavors. He has been actively involved with the Cystic Fibrosis Foundation for more than 20 years and served as Auction Chairman of the 2008 Sixty-Five Roses Ball, which raised more than $500,000. Mr. Roberts was a founding sponsor of the Fulton County "Beat the Odds" program, which provided college scholarships and other assistance to Fulton County high school students who triumphed over life's hardships to excel both academically and personally. As a lifelong supporter of the YMCA, Mr. Roberts donated $75,000 for the construction of an Aerobics Center at the Ed Isakson/Alpharetta Family YMCA in Alpharetta, Georgia. He is also a supporter of the Dana Farber Cancer Institute in Boston and the American Cancer Society.

              The nominating and governance committee of our board of directors has concluded that Mr. Roberts should serve as a director because he is our founder and largest shareholder, he has served as our Chief Executive Officer since 1994, and he has more than 40 years of experience in real estate development, construction, and management, particularly with respect to multifamily apartment communities.

              Charles R. Elliott served as a director from October 1994 to February 1995 and became a director again in 2000. Effective May 31, 2006, Mr. Elliott again became our Chief Financial Officer, Secretary, and Treasurer. Previously, he was our Secretary and Treasurer from our inception until July 15, 2002, and our Chief Financial Officer from April 1995 until July 15, 2002, when he became our Senior Vice President – Real Estate. He left Roberts Realty as a full-time employee on August 30, 2002 and returned on a full-time basis from February 17, 2003 to September 30, 2003 as our Chief Operating Officer. Mr. Elliott joined Roberts Properties in August 1993 as Chief Financial Officer and served in that role until April 1995, when he joined Roberts Realty as our Chief Financial Officer. He worked for Hunneman Real Estate Corporation in Boston, Massachusetts from 1979 to 1993. He holds an undergraduate degree in Accounting and a master's degree in Finance.

              The nominating and governance committee of our board of directors has concluded that Mr. Elliott should serve as a director because of his experience in serving as our Chief Financial Officer for much of our existence and his expertise in real estate finance, acquisitions, and dispositions, which we believe will continue to be particularly valuable to us.

              Wm. Jarell Jones, a director since October 1994, is an attorney and has practiced law with the firm of Wm. Jarell Jones, P.C., since November 1993, except that he practiced with Jones + Turner Law Offices LLP from August 2011 to July 2012. Mr. Jones is a former Certified Public Accountant, and in 1976 he formed the public accounting firm of Jones & Kolb in Atlanta, Georgia and served as Senior Tax Partner and Co-Managing Partner until December 1988. In 1990, Mr. Jones moved to Statesboro and practiced law with the firm of Edenfield, Stone & Cox until November 1992 and then with the firm of Jones & Rutledge from November 1992 until November 1993. Mr. Jones was formerly a director for six years and the Chairman for two years of the Downtown Statesboro Development Authority.

              Mr. Jones is also President and the sole shareholder of Palmetto Realty Company, a real estate development and brokerage company that was primarily involved in the development of single-family residential lots in coastal South Carolina and Georgia. Mr. Jones was also a partner and investor in several other real estate developments primarily involved in residential lot and home sales in coastal Georgia and South Carolina. Mr. Jones personally guaranteed the loans for these developments along with his other partners who were the real estate developers of these developments. With the collapse of the residential real estate market beginning in 2008, particularly in those areas, the developments were unable to generate sufficient cash flow to maintain the properties and keep the development/construction loans current. Additionally, the market value of all of these properties plummeted far below the amount of the debt and the real estate developers were unable to secure refinancing of any of these properties or work out any suitable modifications with the lenders. As a result of these difficulties and his personal guaranties of the loans, Mr. Jones personally filed a bankruptcy petition under Chapter 11 of the United States Bankruptcy Code on September 2, 2010 in the United States Bankruptcy Court for the Southern District of Georgia. This proceeding was converted to Chapter 7 on January 17, 2012 and was discharged on December 18, 2012.

              The nominating and governance committee of our board of directors has concluded that Mr. Jones should serve as a director because of his legal and accounting expertise and his service as chairman of several committees of the board of directors, including the audit committee. The committee also took into account that Mr. Jones is "independent" under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards and is an "audit committee financial expert."

Biographical Information for Executive Officers

              Our executive officers are Charles S. Roberts, our Chairman of the Board, Chief Executive Officer, and President; and Charles R. Elliott, our Chief Financial Officer, Secretary, and Treasurer. Because each of Mr. Roberts and Mr. Elliott is a director, we have provided biographical information for them above.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The table on the following page describes the beneficial ownership of shares of our common stock as of October 8, 2013 for:

  •
  each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock;
  •
  each director and our named executive officers; and
  •
  our directors and executive officers as a group.

              Except as noted in the footnotes, each person named in the following table has sole voting and investment power, and directly owns, all shares and units of partnership interest in Roberts Properties Residential, L.P., our operating partnership. Mr. Roberts, the only person known by us to beneficially own more than 5% of our common stock, has an address in care of our principal office. The Number of Shares Beneficially Owned column in the table includes the shares owned by the persons named but does not include shares they may acquire by exchanging units for shares of common stock as explained in the following paragraphs. The Number of Shares Underlying Units Beneficially Owned column in the table reflects all shares that each person has the right to acquire by exchanging units for shares, subject to the limitations described in the following paragraphs. In the case of persons who own shares and units (and all directors and executive officers as a group), the percentages in the Percent of Class column are not equal to the number of shares then owned by the person divided by the number of outstanding shares. Instead, under SEC rules, the shares that the person or group can acquire in exchange for units are deemed to be outstanding and to be beneficially owned by the person or group holding those units when calculating the percentage ownership of that person or group, although shares that other persons can acquire in exchange for units are not treated as outstanding for purposes of that calculation.

              Unitholders generally have the right to require the operating partnership to redeem their units. To preserve our qualification as a real estate investment trust, our articles of incorporation limit beneficial ownership by Mr. Roberts to 35% of the outstanding shares. Accordingly, Mr. Roberts cannot redeem units for shares if upon their redemption he would hold more than 35% of our outstanding shares.

              Any unitholder who submits units for redemption will receive, at our election, either: (a) a number of shares equal to the number of units submitted for redemption multiplied by the applicable conversion factor, which is currently 1.647 shares for each unit submitted for redemption, or (b) cash equal to the average of the daily market prices of the common stock for the 10 consecutive trading days before the date of submission multiplied by the conversion factor and then multiplied by the number of units submitted. Our policy is to issue shares in exchange for units submitted for redemption.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Number of Shares Underlying Units Beneficially Owned		Total	Percent of Class (1)

Charles S. Roberts	2,752,824	(2)	1,533,895	(3)	4,286,719	37.1%
John L. Davis	27,852	(4)	–		27,852	*
Charles R. Elliott	46,200	(5)	–		46,200	*
Weldon R. Humphries	62,029	(6)	–		62,029	*
Wm. Jarell Jones	48,968		–		48,968	*
All directors and executive officers as a group: (5 persons)(3)	2,937,873		1,533,895		4,471,768	38.7%

* Less than 1%.

(1)
The total number of shares outstanding used in calculating this percentage is 11,548,477, which is the sum of (a) 10,014,582, the number of shares deemed outstanding, for the purposes of this calculation as of October 8, 2013, plus (b) 1,533,895, the number of shares underlying units beneficially owned as of October 8, 2013.
(2)
Includes 108,705 shares owned by Mr. Roberts' spouse; Mr. Roberts disclaims beneficial ownership of those shares.
(3)
Reflects Mr. Roberts' beneficial ownership of 931,329 units, each of which is exchangeable for 1.647 shares of our common stock.
(4)
Includes 24,588 shares owned indirectly through the 401(k) plan of Bravo Realty Consulting, Inc.
(5)
Owned jointly with Mr. Elliott's spouse.
(6)
Owned indirectly through The Humphries Living Trust.

CORPORATE GOVERNANCE

Introduction

              The directors meet to review our operations and discuss our business plans and strategies for the future. The board of directors met 15 times in 2012. During 2012, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by the committees of the board on which he served. Our policy is that all directors attend the annual meeting of shareholders. All of our directors attended the 2012 annual meeting.

              The board has determined that each of Mr. Davis, Mr. Humphries, and Mr. Jones is "independent" for purposes of Section 803A of the NYSE MKT exchange listing standards. In determining that Mr. Davis is independent, the board considered that Mr. Davis is an Executive Vice President of Jones Lang LaSalle ("JLL"), which offers specialized real estate services to clients in 70 countries from more than 1,000 locations worldwide. We recently retained JLL as the real estate broker for the sale of our Northridge property. In determining that this engagement did not affect Mr. Davis' status as an independent director, the board noted that Mr. Davis' work at JLL focuses on loan originations for the office and retail property sectors and not property sales, he will not be involved in the marketing or sale of the Northridge property, and he will receive no financial or other compensation or benefits that relate, either directly or indirectly, to any compensation earned by JLL as a result of the real estate brokerage services that JLL performs for us.

Committees of the Board of Directors

              The board of directors has established an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. Because we do not currently have a website, the charters for these committees are attached as appendices to this proxy statement as follows:

                Appendix A – Audit Committee Charter

                Appendix B – Nominating and Governance Committee Charter

                Appendix C – Compensation Committee Charter

              Audit Committee.    Our Audit Committee is composed of Mr. Jones, its Chairman, Mr. Davis, and Mr. Humphries. The Audit Committee was established for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements, and its functions are described in the Report of the Audit Committee below. The board has determined that Mr. Jones is an "audit committee financial expert" and that each member of the Audit Committee is "independent" under the SEC's Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards. The Audit Committee met nine times in 2012, and the members of the committee reviewed our quarterly reports on Form 10-Q with management and our independent auditors.

              Nominating and Governance Committee.    This committee is responsible for the oversight of the composition of the board and its committees, and identification and recommendation of individuals to become board members. Our Nominating and Governance Committee is composed of Mr. Jones, its Chairman, and Mr. Davis. The board has determined that each member of the Nominating and Governance Committee is "independent" under Section 803A of the NYSE MKT exchange listing standards. The Nominating and Governance Committee met once in 2012. Any shareholder interested in nominating a director should review the material described under "Nominations of Directors" below.

              Compensation Committee.    This committee oversees management of some of our human resources activities, including determining compensation for executive officers and administering our employee benefit plans. Our Compensation Committee is composed of Mr. Davis, its Chairman, Mr. Humphries, and Mr. Jones. The board has determined that each member of the Compensation Committee is "independent"

under Section 803A of the NYSE MKT exchange listing standards. The Compensation Committee met two times in 2012.

              Before the Compensation Committee determines the compensation of the executive officers each year, Mr. Roberts meets with the members of the committee to express his opinion regarding his own compensation and that of our other executive officers. The Compensation Committee then determines the compensation of our executive officers in a private meeting in which no executive officer participates.

              We have not in the past and do not presently intend to retain a compensation consultant, although the Compensation Committee has the authority to retain legal, accounting and other advisors as it determines necessary to carry out its functions, without deliberation or approval by the board or management.

Board Leadership Structure

              The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board because the board believes it is in the best interests of the company to make that determination based on the position and direction of the company and the membership of the board. The board has determined that having Mr. Roberts, our Chief Executive Officer, serve as Chairman of the board is in the best interest of our shareholders at this time because this structure makes the best use of Mr. Roberts' extensive knowledge of the company and his more than 40 years of experience in real estate development, construction, and management, particularly with respect to multifamily communities.

Board's Role in Risk Oversight

              The board provides oversight of our risk management processes. Management identifies and prioritizes material risks, and each prioritized risk is referred to a board committee or the full board for oversight. For example, financial risks are referred to the Audit Committee. The board regularly reviews information regarding our properties, loans, operations, liquidity and capital resources. The board informally reviews the risks associated with these items at each board meeting.

              Our compensation program for our two executive officers is composed of (a) a cash salary for Mr. Roberts and an agreed-upon hourly rate for Mr. Elliott; and (b) bonuses that may be paid from time to time in the sole discretion of the Compensation Committee for current or long-term performance. Taking the foregoing into account, the Compensation Committee and the full board have reviewed our compensation program and have concluded that it does not encourage excessive risk-taking.

Report of the Audit Committee

              Our Audit Committee operates under a written charter adopted by the board. Our Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and financial statements of our subsidiaries and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures, and providing oversight of legal and regulatory compliance and ethics programs. The Audit Committee communicates regularly with our management, including our Chief Financial Officer, and with our auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related person transactions in accordance with the NYSE MKT exchange listing standards, and evaluating the effectiveness of the Audit Committee charter at least annually.

              To comply with the Sarbanes-Oxley Act of 2002, the Audit Committee adopted a policy that pre-approves specified audit and tax-related services to be provided by our independent auditors. The policy forbids our independent auditors from providing the services enumerated in Section 201(a) of the Sarbanes-Oxley Act.

              In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews our quarterly and annual reporting on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

              The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with CohnReznick LLP, our independent registered public accounting firm, those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from the company and our management. The Audit Committee reported its findings to our board of directors.

              Based on the reviews and discussions described above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. A copy of our Annual Report on Form 10-K is part of the Annual Report to Shareholders enclosed with these proxy materials.

              The Audit Committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and it shall not be deemed filed under such acts.

Wm. Jarell Jones, Chairman
John L. Davis
Weldon R. Humphries

Nominations of Directors

              The responsibilities of the Nominating and Governance Committee include evaluating and recommending to the full board of directors the director nominee or nominees to stand for election at our annual meetings of shareholders. Although the committee is authorized to retain search firms and to compensate them for their services, it has not elected to do so to date.

              The Nominating and Governance Committee examines each director nominee on a case-by-case basis regardless of who recommends the nominee. In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the committee considers the following criteria, among others: the candidate's availability, insight, practical wisdom, professional and personal ethics and values to ensure they are consistent with the company's longstanding values and standards; experience at the policy-making level in business, real estate or other areas of endeavor specified by the board; commitment to enhancing shareholder value; and ability and desire to represent the interests of all shareholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any prospective nominee. Although we have no policy regarding diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the board of directors to fulfill its responsibilities.

              In addition to the qualification criteria above, the Nominating and Governance Committee also takes into account whether a potential director nominee qualifies as an "audit committee financial expert" as the SEC defines that term, and whether the potential director nominee would qualify as an "independent" director under the listing standards of the NYSE MKT exchange.

              The Nominating and Governance Committee evaluated our board's nominees, Mr. Davis and Mr. Humphries, in light of the above criteria and recommended to the board that they be nominated for reelection as directors at the 2013 annual meeting. Our board approved that recommendation.

              The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors, provided that those recommendations are submitted in writing to our Corporate Secretary specifying the nominee's name and qualifications for board membership. For a shareholder to nominate a director candidate, the shareholder must comply with the advance notice provisions and other requirements of Section 8 of Article I of our bylaws.

              We urge any shareholder who intends to recommend a director candidate to the Nominating and Governance Committee for consideration to review thoroughly our Nominating and Governance Committee Charter and Section 8 of Article I of our bylaws. A copy of our bylaws is available upon written request to Chief Financial Officer, Roberts Realty Investors, Inc., 450 Northridge Parkway, Suite 302, Atlanta, Georgia 30350.

Communications with the Board of Directors

              The board of directors has established a process for shareholders to send communications to the board of directors. Shareholders may communicate with the board as a group or individually by writing to: The Board of Directors of Roberts Realty Investors, Inc. c/o Chief Financial Officer, Roberts Realty Investors, Inc., 450 Northridge Parkway, Suite 302, Atlanta, Georgia 30350. The Chief Financial Officer may require reasonable evidence that a communication or other submission is made by a Roberts Realty shareholder before transmitting the communication to the board or a board member. On a periodic basis, the Chief Financial Officer will compile and forward all shareholder communications submitted to the board or the individual directors.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation of Executive Officers

              Our executive officers are Charles S. Roberts, our Chairman of the Board, Chief Executive Officer, and President, and Charles R. Elliott, our Chief Financial Officer, Secretary, and Treasurer. Biographical information for Mr. Roberts and Mr. Elliott is included in Proposal 1 – Election of Directors – Biographical Information for Continuing Directors above. Under applicable SEC rules, Mr. Roberts and Mr. Elliott are our "named executive officers." Our executive officers hold no stock options or shares of restricted stock and do not have employment agreements.

Summary Compensation Table for 2012 and 2011

Name and Principal Position	Year	Salary ($)		Bonus ($)	Total ($)

Charles S. Roberts,	2012	225,000	(1)	–	225,000
Chief Executive Officer,	2011	225,000	(1)	–	225,000
President, and Chairman
of the Board
Charles R. Elliott,	2012	18,000	(2)	–	18,000
Chief Financial Officer,	2011	18,298	(2)	–	18,298
Secretary, and Treasurer

(1)
We do not compensate Mr. Roberts for his service as a director.
(2)
We pay Mr. Elliott $70 per hour for his service as our Chief Financial Officer, Secretary, and Treasurer. In addition, Mr. Elliott received our standard director fees of $18,000 during each of 2012 and 2011, which amounts are included in the salary amounts shown in the table.

              The Compensation Committee has followed a performance-based compensation philosophy related to Mr. Roberts' compensation. Accordingly, Mr. Roberts has agreed (a) to accept a relatively low base salary, given his more than 40 years of experience in real estate development, construction, and management, particularly with respect to multifamily communities; and (b) to rely on the awarding of discretionary bonuses based on specific achievements or for long-term performance. Mr. Roberts has not received an increase in his annual salary since January 2007, and we have never provided him with any employee benefits such as medical and life insurance, retirement or pension plan contributions, deferred compensation, vacations, or holidays. Mr. Roberts also does not receive any auto allowance or reimbursement for mileage. Given these compensation arrangements and his status as our largest shareholder, the Compensation Committee believes that his interests are strongly aligned with the interests of our shareholders.

              The Compensation Committee believes it is appropriate to compensate Mr. Elliott on an hourly basis for the actual number of hours he works and for which he elects to bill us. The Compensation Committee has in the past and may in the future award bonuses to Mr. Elliott from time to time based on specific achievements or for long-term performance. Mr. Elliott receives no employee benefits, such as medical and life insurance, retirement or pension plan contributions, deferred compensation, vacation or holidays, and we pay him only for the actual number of hours he works.

              In light of the foregoing, the Compensation Committee believes that the compensation program for our named executive officers is appropriate.

Compensation of Directors

              The following table summarizes the compensation we paid to our non-employee directors in 2012. The table includes any person who served during 2012 as a director who was not a named executive officer.

Director Compensation for 2012

Name	Fees Earned or Paid in Cash ($)	Total ($)

John L. Davis	18,000	18,000
Wm. Jarell Jones	30,000	30,000
Weldon R. Humphries	18,000	18,000

              During 2012, we paid our directors other than Mr. Roberts an annual fee of $18,000 for attendance, in person or by telephone, at meetings of the board of directors and its committees. We paid additional compensation of $1,000 per month to Mr. Jones for serving as the chairman of the audit committee and the nominating and governance committee. In addition, we reimburse our directors for reasonable travel expenses and out-of-pocket expenses incurred in connection with their activities on our behalf. These reimbursements are not reflected in the table above. Our directors hold no stock options or shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Exchange Act of 1934 requires Roberts Realty's directors, executive officers, and persons who own beneficially more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2012, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except that Wm. Jarell Jones, a director, filed a late Form 4 to report one sale of common stock that was not reported on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

              Roberts Realty conducts its business through Roberts Properties Residential, L.P., which we refer to as the operating partnership. Roberts Realty owns an 80.13% interest in the operating partnership as of October 8, 2013 and is its sole general partner. Mr. Charles S. Roberts, our Chief Executive Officer, owns all of the outstanding shares of each of Roberts Properties, Inc. ("Roberts Properties") and Roberts Properties Construction, Inc. ("Roberts Construction," together with Roberts Properties, the "Roberts Companies"). As explained below, we have entered into transactions with the Roberts Companies and paid them to perform services for us.

              Under applicable SEC rules, this section describes any transaction that has occurred since January 1, 2011, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years, and in which our officers, directors, and certain other "related persons" as defined in the SEC rules had or will have a direct or indirect material interest. Our Audit Committee, which is composed of three independent directors, approved these transactions in accordance with the committee's charter and in compliance with the applicable listing rules of the NYSE MKT stock exchange. Our board of directors also approved the transactions in accordance with our Code of Business Conduct and Ethics. Notes 3 and 9 to our audited consolidated financial statements included in our 2012 Annual Report to Shareholders provide further detail regarding some of the transactions described in this section.

Transactions with the Roberts Companies

              Overview.    We have paid fees to the Roberts Companies for various services and will continue to do so in the future. We have purchased properties from Roberts Properties, we reimburse the Roberts Companies for the costs of certain services and personnel the Roberts Companies provide to us, and we have retained the Roberts Companies for development services and construction services for some of our land parcels. Roberts Realty, its predecessor limited partnerships, and other limited partnerships sponsored by Mr. Roberts have previously entered into agreements with Roberts Properties and Roberts Construction to provide some of these services for the following 20 apartment communities with a total of 4,648 units that were sold for a total sales price of $431,701,143. All of these communities were sold for a substantial profit.

Name of Community	Number of Units	Year Sold	Sales Price	Sales Price Per Unit

+ * Addison Place Townhomes (Phase I)	118	2008	$20,000,000	$169,492
+ * Addison Place Apartments (Phase II)	285	2008	40,000,000	140,351
+ * Ballantyne Place	319	2005	37,250,000	116,771
* St. Andrews at The Polo Club	200	2004	36,000,000	180,000
+ * Preston Oaks	213	2004	26,780,000	125,728
+ * Bradford Creek	180	2004	18,070,000	100,389
+ * Veranda Chase	250	2004	23,250,000	93,000
+ * Plantation Trace	232	2004	21,500,000	92,673
+ * River Oaks	216	2004	20,000,000	92,593
+ * Highland Park	188	2003	17,988,143	95,682
+ * Rosewood Plantation	152	2001	14,800,000	97,368
+ * Crestmark Club	334	2001	25,000,000	74,850
+ * Ivey Brook	146	2000	14,550,000	99,658
+ * Bentley Place	117	1999	8,273,000	70,709
* Windsong	232	1998	9,750,000	42,026
* Laurelwood	207	1997	10,601,000	51,213
+ Wynfield Trace	146	1995	10,865,000	74,418
+ Bridgewater	532	1995	39,535,000	74,314
+ Autumn Ridge	113	1995	7,750,000	68,584
+ Governor's Pointe	468	1986	29,739,000	63,545

Total	4,648		$431,701,143

+
The communities marked with a + were built on raw land that was purchased, zoned and developed by the Roberts Companies.
*
The communities marked with an * were designed, developed, constructed, renovated and managed by the Roberts Companies for Roberts Realty Investors, Inc.

              Lease of Office Space in Northridge Office Building.    We own a three-story, 37,864 square foot building on Northridge Parkway in Sandy Springs, Georgia that serves as our corporate headquarters. We occupy a portion of the third floor in the building, and we lease the remaining space on that floor to the Roberts Companies. Roberts Properties leases 4,431 rentable square feet, and Roberts Construction leases 1,920 rentable square feet.

              Effective as of January 1, 2011, we renewed our leases with the Roberts Companies. Both leases were for a one-year term with a rental rate of $17.50 per rentable square foot. Effective as of January 1, 2012, we renewed our leases with the Roberts Companies for a one-year term with a rental rate of $17.50 per rentable square foot. Effective as of January 1, 2013, Roberts Realty again renewed its leases with the Roberts Companies for a one-year term with a new rental rate of $17.00 per rentable square foot. The renewal rental rate was higher than a December 2012 lease renewal with an unrelated third party at the Northridge Office Building. We recognized total rental income from Roberts Properties and Roberts Construction of $69,495 for the year ended December 31, 2011, $90,342 for the year ended December 31, 2012 and $80,975 for the period January 1, 2013 through September 30, 2013.

              Release of Restrictive Covenant on Peachtree Parkway Property.    In acquiring the Peachtree Parkway land parcel in December 2004, we assumed and became bound by a restrictive covenant on the property that was already recorded in the Gwinnett County records in favor of Roberts Properties and Roberts Construction. The restrictive covenant provided that if the then-owner of the property developed it for residential use, Roberts Construction, or any other entity designated by Mr. Roberts, would be engaged as the general contractor for the project on a cost plus basis and would be paid the cost of constructing the project plus 5% profit and 5% overhead. (The restrictive covenant also provided that Roberts Properties, or any entity designated by Mr. Roberts, would be engaged as the development company for the project, but we previously paid the development fees to Roberts Properties for the services they provided in full satisfaction of that part of the covenant.) These terms and conditions were consistent with our previous agreements with Roberts Properties and Roberts Construction for development and construction services for multifamily apartment communities. The restrictive covenant was scheduled to expire on October 29, 2014.

              On February 7, 2013, we sold the 20-acre Peachtree Parkway land parcel to Lennar Multifamily Investors, LLC ("Lennar"), an unrelated third party, for $7,590,000, in accordance with the terms of sale previously reported in our Current Reports on Form 8-K. Lennar had previously informed us and stated in its offer and in the sales contract that it would not use Roberts Construction as the general contractor. The sales contract provided that Lennar would not enter into the sales contract unless the restrictive covenant was terminated no later than the closing date at no cost to Lennar. After being advised by Lennar of this requirement, the Audit Committee negotiated with Roberts Construction for the release of the restrictive covenant. Roberts Construction agreed in the sales contract to give up its contractual rights to be the general contractor for the project and to release the restrictive covenant on the closing date for a payment of $500,000 from the purchase price to be paid by Lennar. On February 7, 2013, the closing occurred and Roberts Construction received the payment for releasing the restrictive covenant. We used the remaining sales proceeds to repay the Peachtree Parkway loan and recorded a $1,214,192 gain on the sale.

              Restrictive Covenant on North Springs Land Parcel.    We own a 10-acre parcel of land in Fulton County (the North Springs property) that is zoned for 356 multifamily units, 210,000 square feet of office space and 56,000 square feet of retail space. In acquiring the North Springs property in January 2005, we assumed and became bound by a pre-existing restrictive covenant on the property that was already recorded in the Fulton County, Georgia real estate records in favor of Roberts Properties and Roberts Construction. The covenant has the same terms and conditions as the restrictive covenant related to the Peachtree Parkway land described above. The restrictive covenant expires on January 3, 2015. We have paid the development fees to Roberts Properties for the services they provided in full satisfaction of that part of the covenant.

              Development Fees.    Roberts Properties provides various development services that include market studies; business plans; assistance with permitting, land use and zoning issues, easements, and utility issues, as well as exterior design, finish selection, and interior design. We have entered into a design and development agreement with Roberts Properties for the Highway 20 project and made payments to Roberts Properties as outlined in the following table:

	Total Contract Amount	Amounts Incurred in 2011	Amounts Incurred in 2012	Amounts Incurred from 1/1/2013 through 9/30/2013	Remaining Contractual Commitment
Highway 20	$1,050,000	$300,000	$–	$–	$425,000

              Construction Contracts.    We have entered into cost plus contracts with Roberts Construction for the Bradley Park, Northridge, Peachtree Parkway, North Springs, and Highway 20 properties. Under these contracts, we will pay Roberts Construction the cost of constructing the project plus 5% for overhead and 5% for profit. We pay progress payments monthly to Roberts Construction based on the work that has been completed. (We will not make any further payments with respect to Peachtree Parkway, which we have sold.) The following table lists the amounts incurred on these contracts during 2011, 2012 and from January 1, 2013 through September 30, 2013.

	Amounts Incurred for Labor and Materials Costs			Amounts Incurred for 5% Profit and 5% Overhead
	For Twelve Months Ended December 31,			For Twelve Months Ended December 31,
			From 1/1/2013 to 9/30/2013			From 1/1/2013 to 9/30/2013
	2011	2012		2011	2012
Bradley Park	$8,015	$922	$–	$802	$92	$–
Northridge	201,517	145,085	999	20,152	14,508	100
Peachtree Pkwy	27,115	1,126	–	2,711	113	–
North Springs	8,757	286	–	876	29	–
Highway 20	13,061	622	–	1,306	62	–

Totals	$258,465	148,041	$999	$25,847	$14,804	$100

              Other Payments to Roberts Construction.    At our request, Roberts Construction performed repairs and maintenance and made tenant improvements for new leases at our retail centers and office building. Roberts Construction also performed maintenance on the land parcels. In 2011, we paid Roberts Construction $93,493 for labor and materials costs plus $9,349 (5% for profit and 5% for overhead). In 2012, we paid Roberts Construction $149,806 for labor and materials costs plus $14,981 (5% for profit and 5% for overhead). Additionally, Roberts Construction received cost reimbursements of $42,941 in 2012. Roberts Construction received cost reimbursements of $176,677 from January 1, 2013 through September 30, 2013.

              Other Reimbursements to Roberts Properties.    We reimbursed Roberts Properties $19,417 in 2011, $7,221 in 2012, and $6,765 from January 1, 2013 through September 30, 2013 for our operating costs and other expenses.

              We entered into a reimbursement arrangement for services provided by Roberts Properties, effective February 4, 2008, as amended January 1, 2011. Under the terms of the arrangement, we reimburse Roberts Properties the cost of providing consulting services in an amount equal to an agreed-upon hourly billing rate for each employee multiplied by the number of hours that the employee provided services to us. The reimbursement arrangement allows us to obtain services from experienced and knowledgeable personnel without having to bear the cost of employing them on a full-time basis. Under this arrangement, we incurred $211,707 in 2011, $136,297 in 2012, and $188,292 from January 1, 2013 through September 30, 2013.

              Expiration of Sales Contract for Northridge Land.    As disclosed in our previous SEC filings, on June 30, 2011, we entered into a contract to sell our 11-acre Northridge property to Roberts Properties for $5,060,000, plus the reimbursement of $303,789 of certain development and construction expenses. The sales contract was amended on December 19, 2011 to provide for a sales price of $4,070,000 and was subsequently amended several times to extend the closing date, most recently to June 30, 2013. On July 1, 2013, the sales contract expired according to its terms, which resulted in our receipt of the $25,000 earnest money deposit, which Roberts Properties forfeited. Additionally, during the term of the sales contract Roberts Properties reimbursed us $383,373 for certain development and construction expenses that we had incurred.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

              Section 14A of the Securities Exchange Act of 1934 requires us to give shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. We seek to align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers appropriately, while avoiding the encouragement of unnecessary or excessive risk-taking. The proposal described below, commonly known as a "say-on-pay" proposal, gives you as a shareholder the opportunity to express your views regarding the compensation for our named executive officers by voting to approve or not approve that compensation as described in this proxy statement.

              This vote is advisory, which means that it is not binding on us, the board of directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

              The board asks our shareholders to vote in favor of the following resolution at the annual meeting:

    "RESOLVED, that the compensation paid to the company's named executive officers, as disclosed in the company's proxy statement for the 2013 annual meeting of shareholders under the compensation disclosure rules of the SEC, is hereby APPROVED."

The board of directors recommends that you vote FOR the approval of the resolution related to the compensation of our named executive officers.

 PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

              Section 14A of the Securities Exchange Act of 1934 also requires us to give shareholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should conduct an advisory say-on-pay vote. Shareholders may indicate whether they would prefer that we conduct future say-on-pay votes every year, every two years or every three years. Shareholders also may abstain from casting a vote on this proposal.

              After careful consideration, the board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and the board recommends that shareholders vote for future advisory votes on executive compensation to occur EVERY YEAR. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including our practice of providing shareholders the opportunity to ratify the Audit Committee's selection of independent auditors) and our executive compensation philosophy.

              This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the board's recommendation. Although the voting results are non-binding, the board and the Compensation Committee will carefully review them. Notwithstanding the board's recommendation and the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The board of directors recommends that you vote to conduct future advisory votes on executive compensation EVERY YEAR.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Our Independent Registered Public Accounting Firm

              In October 2012, we were informed by Reznick Group, P.C. ("Reznick Group"), our independent registered public accounting firm, that Reznick Group had entered into a business combination with J.H. Cohn, LLP ("J.H. Cohn"), another independent registered public accounting firm. In connection with the business combination, J.H. Cohn legally changed its name to CohnReznick LLP ("CohnReznick") and continues to be registered with the PCAOB. As a result of the business combination and in accordance with applicable SEC rules related to business combinations of independent registered public accounting firms, on November 5, 2012, Reznick Group resigned as our independent registered public accounting firm. The audit committee of our board of directors then appointed CohnReznick, the combined firm, as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2012, effective November 5, 2012. Our audit engagement team did not change as a result of the business combination.

              Reznick Group's reports on our financial statements for the fiscal years ended December 31, 2010 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

              During the two fiscal years ended December 31, 2010 and December 31, 2011, and the subsequent interim period through November 5, 2012, there were:

    (a)
    no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the SEC and the related instructions) between Reznick Group and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Reznick Group, would have caused Reznick Group to make reference to the subject matter of the disagreements in its reports on our financial statements for those years; and

    (b)
    no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

              During the two fiscal years ended December 31, 2010 and December 31, 2011 and the subsequent interim period through November 5, 2012:

    (a)
    neither we nor anyone on our behalf consulted J.H. Cohn regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our financial statements,

    (b)
    J.H. Cohn provided no written report or oral advice to us that was an important factor we considered in reaching a decision as to any accounting, auditing, or financial reporting issue; and

    (c)
    neither we nor anyone on our behalf consulted J.H. Cohn regarding any matter that was the subject of a disagreement or a reportable event.

              Our Audit Committee has appointed CohnReznick to audit our consolidated financial statements for the year ending December 31, 2013 and to prepare a report on the audit. A representative of CohnReznick is expected to be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.

              We are asking our shareholders to ratify the appointment of CohnReznick as our independent registered public accounting firm for 2013. Although the ratification is not required by our bylaws or other governing documents, the board is submitting the selection of CohnReznick to our shareholders for ratification as a matter of good corporate practice. Even if the shareholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of us and our shareholders.

The board of directors recommends a vote FOR the ratification of the appointment of CohnReznick as our independent registered public accounting firm for 2013.

Fees Paid to Our Independent Registered Public Accounting Firm

  Audit Fees

              For 2012

              The aggregate fees billed by CohnReznick for professional services rendered for the audit of our annual financial statements for 2012 and for the review of the financial statements included in our quarterly reports on Form 10-Q during 2012 were $135,000.

              For 2011

              The aggregate fees billed by Reznick Group for professional services rendered for the audit of our annual financial statements for 2011 and for the review of the financial statements included in our quarterly reports on Form 10-Q during 2011 were $135,000.

  Audit-Related Fees

              For 2012

              CohnReznick provided professional services in the amount of $2,300 that were reasonably related to the performance of the audit of our 2012 financial statements, but which are not reported under Audit Fees above.

              Reznick Group provided professional services in the amount of $4,500 that were reasonably related to the performance of the audit of our 2012 financial statements, but which are not reported under Audit Fees above.

              For 2011

              Reznick Group provided professional services in the amount of $22,500 that were reasonably related to the performance of the audit of our 2011 financial statements, but which are not reported under Audit Fees above.

  Tax Fees

              For 2012

              The aggregate fees billed by CohnReznick for professional services rendered related to tax compliance, tax advice, and tax planning for 2012 were $18,000.

              For 2011

              The aggregate fees billed by Reznick Group for professional services rendered related to tax compliance, tax advice, and tax planning for 2011 were $18,000.

  All Other Fees

              For 2012

              The aggregate fees billed by Reznick Group for real estate consulting services in 2012 were $7,500.

              For 2011

              The aggregate fees billed by Reznick Group for real estate consulting services in 2011 were $9,040.

Pre-Approval Policy

              Our audit committee pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

              General.    The audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee.

              Audit Services.    The annual audit services engagement terms and fees are subject to the specific pre-approval of the audit committee. In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee has granted general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

              Audit-related Services.    Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are traditionally performed by the independent auditor. The audit committee believes that the provision of audit-related services does not impair the independence of the auditor.

              Tax Services.    The audit committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor's independence. The audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

              All Other Services.    The audit committee has granted pre-approval to those permissible non-audit services classified as "all other services" that it believes are routine and recurring services, and would not impair the independence of the auditor.

              Pre-Approval Fee Levels.    To facilitate management's day-to-day conduct of our business, the audit committee deemed it advisable and in our best interests to permit certain routine, non-audit services without the necessity of pre-approval by the audit committee. Therefore, the audit committee expects to establish a pre-approval fee level per engagement. Any proposal for services exceeding this level will require specific pre-approval by the audit committee. Although management may engage non-audit services from our independent auditor within this limit, management cannot enter into any engagement that would violate the SEC's rules and regulations related to auditor independence. These non-audit service engagements are to be reported to the audit committee as promptly as practicable.

 EXHIBITS TO OUR 2012 ANNUAL REPORT ON FORM 10-K

              Included with these proxy materials is a copy of our 2012 Annual Report on Form 10-K, without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. Please direct your request to Charles R. Elliott, Secretary, 450 Northridge Parkway, Suite 302, Atlanta, Georgia 30350.

Appendix A

ROBERTS REALTY INVESTORS, INC.
AUDIT COMMITTEE CHARTER

1.           Purpose

              The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Roberts Realty Investors, Inc. (the "Company") is charged with the responsibility of overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

2.           Composition

              The Committee shall be composed of at least two directors, each of whom must:

    (a)
    be "independent" as defined by the applicable rules of the NYSE MKT stock exchange (the "NYSE MKT");

    (b)
    meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended;

    (c)
    not have participated in the preparation of the financial statements of the Company at any time during the past three years; and

    (c)
    be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

At least one member of the Committee shall be financially sophisticated, in that he or she shall have employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall appoint the members of the Committee on an annual basis, and members may serve one or more consecutive terms on the Committee. The Board will determine whether at least one member of the Committee qualifies as an "audit committee financial expert" in compliance with the criteria established by the Securities and Exchange Commission (the "SEC"). The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC rules. The Board shall appoint the members of the Committee and its Chairman on an annual basis, and members may serve one or more consecutive terms on the Committee.

3.           Authority, Duties and Responsibilities

              The Committee shall carry out the duties and responsibilities set forth below. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this charter.

  A.  Financial Reporting and Independent Audit Process

              The Committee shall have oversight responsibility in the area of financial reporting to provide reasonable assurance that the Company's financial disclosures and accounting practices accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company on a consolidated basis. To accomplish this, the Committee shall:

    (1)
    Provide oversight of the independent audit process and the Company's independent auditors, including direct responsibility, as a committee of the Board, for:

    a.
    Appointing, compensating, retaining and overseeing the work of the independent auditors. The Committee will have the sole authority to appoint, determine funding for, evaluate, and, as necessary, replace the independent auditors, which shall report directly to the Committee.

    b.
    Resolving any disagreements between management and the independent auditors regarding financial reporting.

    c.
    Appointing, compensating, retaining and overseeing the work of any registered public accounting firm engaged for the purpose of performing other audit, review or attest services for the Company, and approving all engagements and the fees and terms with respect thereto for all non-audit services to be provided by the independent auditors (except that the Committee may delegate to one or more Committee members authority to pre-approve such services between regular meetings), and establishing policies and procedures for the engagement of the independent auditors to provide permissible non-audit services.

    d.
    Obtaining and reviewing at least annually a formal written statement from the independent auditors describing all relationships between the independent auditors and the Company, and any other relationships that may adversely affect the independence of the auditors, and assessing the independence of the auditors, including whether the auditors' performance of permissible non-audit services is compatible with the auditors' independence.

    e.
    Actively engaging in a dialogue with the independent auditors with respect to any relationships or services disclosed by the independent auditors that may affect the independent auditors' objectivity and independence, and recommending to the Board that it take any action that the Committee believes is appropriate to oversee the independence of the independent auditors.

    f.
    Receiving the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence.

    g.
    Confirming with the independent auditors that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

    (2)
    Review and discuss with management and the independent auditors, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K based on the following review and discussions:

      a.
      Discuss with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

      b.
      Receive the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence, and discuss with the independent auditors the independent auditors' independence from the Company and management.

    (3)
    Prepare all reports required to be included in the Company's proxy statement in accordance with applicable rules and regulations of the SEC, and other applicable regulatory bodies.

  B.  Internal Controls

              In addition to the actions described above, the Committee shall have oversight responsibility in the area of internal controls of the Company. To accomplish this, the Committee shall:

    (1)
    Review and discuss with management and the independent auditors the adequacy and effectiveness of (a) the Company's internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Committee by the independent auditors or management; and (b) the Company's disclosure controls and procedures and management reports thereon, including reports made by the Company's Chief Executive Officer and Chief Financial Officer relating to any deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

    (2)
    Provide oversight of the Company's legal and regulatory compliance and ethics programs, including:

    a.
    Creation and maintenance of procedures for:

    (i)
    Receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

    (ii)
    Confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    b.
    Review of results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations.

    c.
    Review of corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

    d.
    Review of reported cases of employee fraud, conflict of interest, unethical or illegal conduct.

  C.  Miscellaneous

    (1)
    Report Committee activities and findings to the Board on a regular basis.

    (2)
    Conduct an appropriate review of and pre-approve all related person transactions, as specified in Item 404 of Regulation S-K, in accordance with the NYSE MKT listing standards.

    (3)
    Evaluate the effectiveness of this charter at least annually and recommend appropriate changes.

4.           Meetings

    A.
    The Committee shall meet at least quarterly, or more often if warranted, and at such times as deemed appropriate by the Chairman of the Committee or by any two members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the directors present at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee shall conduct its meetings in accordance with the Company's Bylaws. Except as provided in the Bylaws, the Committee may fix its own rules of procedure.

    B.
    The Committee shall periodically meet separately, at least once annually, with each member of management and the independent auditors to discuss any matters that the Committee or any of these persons believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company's financial statements in a manner consistent with the procedures outlined in this charter.

5.           Outside Advisors

              The Committee shall have the authority to retain, and determine the fees and other retention terms for, such legal, accounting and other advisors to the Committee as it determines necessary to carry out its functions, without deliberation or approval by the Board or management.

6.           Company Funding

              The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of (a) compensation to any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (b) compensation to any advisors engaged by the Committee under Section 5 above; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix B

ROBERTS REALTY INVESTORS, INC.
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

1.           Purpose

              The Nominating and Governance Committee (the "Committee") of the Board of Directors (the "Board") of Roberts Realty Investors, Inc. (the "Company") is charged with the responsibility of the oversight of the composition of the Board and its committees, identification and recommendation of individuals to become Board members, and corporate governance matters, to the extent the Board and the Committee deem appropriate.

2.           Composition

              The Committee shall be composed of at least two directors who are "independent" under the applicable rules of the NYSE Amex Equities ("NYSE Amex"). The Board shall appoint the members of the Committee and its Chairman on an annual basis, and members may serve one or more consecutive terms on the Committee.

3.           Authority, Duties and Responsibilities

              The Committee shall carry out the duties and responsibilities set forth below. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this charter.

    Board and Committee Selection, Composition and Evaluation

              The Committee shall:

    A.
    Develop and revise, as appropriate, Board membership criteria. Primary consideration is to be given to the then current needs of the Board.

    B.
    Recommend the number of directors to comprise the Board at any given time.

    C.
    Evaluate and recommend to the Board nominees for election to the Board by the shareholders at annual meetings of shareholders. Evaluate and recommend persons to fill vacancies on the Board that may occur. The Committee will review its recommendations with the Chief Executive Officer. The Committee shall have:

    (a)
    the sole authority to retain and terminate any search firm to be used to identify director candidates, and

    (b)
    the sole authority to approve the search firm's fees and other retention terms.

    D.
    Evaluate the independence of members of the Board under applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the NYSE Amex listing standards and make recommendations with respect thereto to the full Board. Review with the Board for its consideration the relationships and transactions considered by the Committee, and the reasons for its decisions, to inform the Board in connection with the Board's determination of director independence.

    E.
    Following approval by the Board, the Committee shall direct the Committee Chairman, or the Chairman's designee, along with the Chief Executive Officer, to extend invitations for Board membership to prospective directors.

    F.
    Recommend membership of the standing committees, including membership of the Committee, to the Board at least annually, and from time to time review the stated responsibilities of the Board's committees.

    G.
    Review total compensation for non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) at least annually and recommend any changes to the Board.

    H.
    Report regularly to the Board.

    Corporate Governance

              To the extent the Board and the Committee deem appropriate, the Committee shall:

    I.
    Consider the adequacy of the Company's articles of incorporation and bylaws and recommend to the Board, as necessary and appropriate, amendments to the articles of incorporation and bylaws for consideration by the shareholders.

    J.
    Develop and recommend to the Board a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board in light of such developments as may be appropriate.

    K.
    Consider policies relating to meetings of the Board. This may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.

4.           Meetings

              The Committee shall meet at least once per year, or more often if warranted, and at such times as deemed appropriate by the Chairman of the Committee or by any two members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the directors present at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee shall meet in executive session as it deems appropriate. The Committee shall conduct its meetings in accordance with the Company's Bylaws. Except as provided in the Bylaws, the Committee may fix its own rules of procedure.

5.           Outside Advisors

              The Committee shall have the authority to retain, and determine the fees and other retention terms for, such legal, accounting and other advisors to the Committee as it determines necessary to carry out its functions, without deliberation or approval by the Board or management.

6.           Company Funding

              The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (a) compensation to any advisors engaged by the

Committee under Section 5 above, and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

7.           Proxy Statement Disclosures

              The Committee may adopt (a) a policy regarding the Committee's consideration of candidates proposed by shareholders; (b) the minimum criteria, as well as special skills and qualities, that the Committee believes are necessary for one or more of the Company's directors to possess (including the criteria specified above); and (c) a process for identifying and evaluating Director nominees (including candidates recommended by shareholders). In connection with the foregoing, the Committee shall keep in mind that the Company's proxy statements shall disclose the foregoing as and to the extent required under applicable rules adopted by the SEC.

Appendix C

ROBERTS REALTY INVESTORS, INC.
COMPENSATION COMMITTEE CHARTER

1.           Purpose

              The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Roberts Realty Investors, Inc. (the "Company") is charged with broad responsibility for review and oversight of executive compensation as well as administering the Company's various equity compensation plans. In addition:

    A.
    the Committee shall have those duties delegated to it, if any, under the Company's employee benefit plans;

    B.
    if the Company is required by applicable rules of the Securities and Exchange Commission (the "SEC") to include a Compensation Discussion and Analysis ("CD&A") section in its proxy statement for its annual meeting of shareholders, the Committee shall review and discuss the CD&A with management and determine whether to recommend to the Board that the CD&A be included in the proxy statement; and

    C.
    if the Company is required by applicable rules of the SEC to include a Compensation Committee Report in its proxy statement for its annual meeting of shareholders, the Committee shall provide such a report for inclusion in the proxy statement in accordance with applicable rules and regulations of the SEC.

2.           Composition

              The Board shall appoint the Committee and its Chairman annually, and members may serve one or more consecutive terms on the Committee. Each of the members of the Committee, which shall consist of at least two members, shall be:

    A.
    "independent" as established by the Nominating and Governance Committee based on applicable rules of the NYSE MKT stock exchange;

    B.
    a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and

    C.
    an "outside director" as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

In appointing members to the Committee, the Board shall consider broad management experience, general familiarity with executive compensation programs, knowledge of and/or experience with corporate performance measurement and incentive approaches and ability to assert opinions different from those of management.

3.           Authority, Duties and Responsibilities

              The Committee shall carry out the duties and responsibilities set forth below. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this charter, including those duties delegated to it, if any, under the Company's employee benefit plans.

    A.
    Review and approve executive officers' annual performance goals for the coming year.

    B.
    Evaluate the performance of the Chief Executive Officer at least annually and determine the Chief Executive Officer's total compensation and the individual elements thereof, based upon such evaluation, and review it with the independent directors of the Board.

    C.
    Determine the compensation level of the Chief Executive Officer for the coming year. In determining the long-term incentive compensation component, the Committee shall consider the Company's performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Chief Executive Officer in past years. The Chief Executive Officer shall not be present during voting or deliberations.

    D.
    Evaluate the performance of the Company's other executive officers and determine their total compensation and the individual elements thereof based upon such evaluation, and determine the compensation level of such executive officers for the coming year.

    E.
    If the Company is required by applicable rules of the SEC to include a CD&A section in its proxy statement for its annual meeting of shareholders, review and discuss the CD&A with management and determine whether to recommend to the Board that the CD&A be included in the proxy statement.

    F.
    If the Company is required by applicable rules of the SEC to include a Compensation Committee Report for inclusion in the Company's annual proxy statement for its annual meeting of shareholders, provide such a report for inclusion in the proxy statement in accordance with applicable rules and regulations of the SEC.

    G.
    Make all grants of restricted stock or other equity-based compensation to executive officers, subject to any required approval by shareholders.

    H.
    Review and recommend to the Board for approval any equity-based plans and incentive compensation plans (and material amendments thereto) and monitor the administration of such plans, subject to any required approval by shareholders, and take actions required of it under any such plans.

    I.
    Take actions required of it under the various employee benefit plans of the Company.

4.           Meetings

    A.
    The Committee shall meet at least once per year, or more often if warranted, and at such times as deemed appropriate by the Chairman of the Committee or by any two members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the directors present at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee shall conduct its meetings in accordance with the Company's Bylaws. Except as provided in the Bylaws, the Committee may fix its own rules of procedure.

    B.
    The Committee shall meet regularly in executive session. The Committee shall make regular reports to the full Board of all matters approved or reviewed by the Committee. The Committee shall determine from time to time best practices for the conduct of its meetings, such as development of agenda, review of materials in advance of meetings and establishment of a Committee calendar for recurring items.

5.           Outside Advisors

              The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other adviser retained by the Committee as it determines necessary to carry out its functions, without deliberation or approval by the Board or management.

6.           Company Funding

              The Company shall provide for appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (a) compensation to any advisors engaged by the Committee under Section 5 above, and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

ROBERTS REALTY INVESTORS, INC.

450 Northridge Parkway

Suite 302

Atlanta, Georgia 30350

Telephone: (770) 394-6000

ANNUAL MEETING OF SHAREHOLDERS OF ROBERTS REALTY INVESTORS, INC. November 19, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card, and a copy of the 2012 Annual Report to Shareholders are also available at http://robertsrealtyinvestors.investorroom.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect John L. Davis and Weldon R. Humphries as directors: O John L. Davis O Weldon R. Humphries 2. To conduct an advisory vote to approve the compensation of the Company's named executive officers. 3. To conduct an advisory vote on the frequency of the shareholder advisory vote to approve the compensation of the Company's named executive officers. 4. To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for 2013. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 4, AND FOR " 1 YEAR" ON PROPOSAL 3. Please sign and date this proxy as your name appears below and return immediately in the enclosed envelope, whether or not you plan to attend the annual meeting. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230403000000001000 5 111913 Please check box if you intend to attend the meeting in person. FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. FOR AGAINST ABSTAIN 2 years 3 years ABSTAIN 1 year

14475 ROBERTS REALTY INVESTORS, INC. 450 Northridge Parkway, Suite 302 Atlanta, Georgia 30350 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 19, 2013 The shareholder(s) who sign this proxy card on the reverse side appoint Charles R. Elliott and Charles S. Roberts, and each of them, proxies, with full power of substitution, for and in their name(s), to vote all shares of common stock of Roberts Realty Investors, Inc. that such person(s) hold of record at the annual meeting of shareholders to be held on Tuesday, November 19, 2013 at 9:00 a.m., E.S.T., at Villa Christina at Perimeter Summit located at 4000 Summit Boulevard, Atlanta, Georgia and at any adjournment of the meeting. The signing shareholder(s) acknowledge receipt of the Notice of Annual Meeting and Proxy Statement and direct the proxy to vote as follows on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of it, as provided in the Proxy Statement. (Continued and to be signed on the reverse side.)